UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2010

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2010, Robert Glaser, Chairman and Chief Executive Officer of RealNetworks, Inc. (the "Company"), resigned from his position as Chief Executive Officer of the Company. Mr. Glaser will continue to serve as Chairman of the Board of Directors of the Company. The Company's Board of Directors appointed Robert Kimball as President and acting Chief Executive Officer of the Company on January 12, 2010.

Mr. Kimball, age 46, joined the Company in 1999, and prior to this appointment, he served as the Company's Executive Vice President, Corporate Development and Law, General Counsel and Corporate Secretary since January 2009. From January 2005 to January 2009, Mr. Kimball served as Senior Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary of RealNetworks, and from January 2003 to January 2005, he served as Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary.

On January 12, 2010, the Board of Directors of the Company expanded the size of the Board to seven members and appointed Mr. Kimball to fill the vacancy. Mr. Kimball will be presented to the Company's shareholders at its 2010 Annual Meeting of Shareholders (the "Annual Meeting") as a Class 3 director nominee whose term will expire at the 2012 Annual Meeting of Shareholders. At the Annual Meeting, Eric Benhamou, Edward Bleier and Kalpana Raina, current members of the Board, will also be presented to the Company's shareholders as Class 1 director nominees whose terms will expire at the 2013 Annual Meeting of Shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
99.1 Press Release issued by RealNetworks, Inc. on January 13, 2010

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

January 13, 2010	By:	Michael Eggers

Name: Michael Eggers
Title: Senior Vice President, Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. on January 13, 2010